Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 3rd QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, Monday, November 10, 2003

SBA Communications Corporation (“SBA” or the “Company”) today reported results for the third quarter ended September 30, 2003. Highlights of the results include:

•	Sequential and year-over-year growth in site leasing revenue, site leasing gross profit and site leasing gross profit margin
•	Year-over-year site leasing gross profit growth of 16.2%
•	High yield debt retirement of $35 million in third quarter
•	Net debt reduced 15% year to date

This press release should be read in conjunction with the Company’s press release dated today regarding the results of the reaudit of its 2001 consolidated financial statements and adjustments made to the December 31, 2002, June 30, 2002 and 2003 consolidated financial statements.

Operating Results

Total revenues in the third quarter of 2003 were $52.4 million, compared to $60.8 million in the year earlier period. Site leasing revenue of $32.2 million and site leasing gross profit (formerly referred to as tower cash flow) of $21.7 million were up 8.3% and 16.2%, respectively, over the year earlier period, which percentages approximate the same tower revenue and site leasing gross profit growth on the 3,008 towers owned at September 30, 2002 and 2003. Site leasing gross profit margin in the third quarter was 67.5%, a 90 basis point sequential improvement over the second quarter of 2003 and a 460 basis point improvement over the third quarter of 2002. Site leasing contributed 96.2% of the Company’s gross profit in the third quarter. Site development revenues were $20.2 million compared to $18.7 million in the second quarter of 2003 and $31.1 million in the year earlier period. Selling, general and administrative expenses were $7.9 million in the third quarter, including approximately $0.9 million of non-recurring professional fees related to the Company’s reaudit of its 2001 consolidated financial statements, compared to $8.7 million in the year earlier period.

Net loss from continuing operations before cumulative effect of a change in accounting principle for the third quarter was ($32.6) million or ($.62) per share, compared to ($30.5) million or

($.60) per share in the year earlier period. Net loss in the third quarter of 2003 was ($19.7) million, compared to a net loss of ($31.7) million in the year earlier period. Net loss per share was ($.38) for the third quarter of 2003 compared to ($.62) in the year earlier period. Adjusted EBITDA was $15.8 million, compared to $16.0 million in the year earlier period. Adjusted EBITDA margin was 30.1%, a 380 basis point improvement over the year earlier period.

Net cash used in operating activities for the nine months ended September 30, 2003 was $(20.3) million, compared to $(20.2) million for the nine months ended September 30, 2002.

Of the original 801 towers subject to the AAT Communications Corp. (“AAT”) transaction, the Company ultimately sold 784 towers and intends to dispose of the 17 towers excluded from the AAT sale together with the other towers located in the Company’s western region that were reflected as discontinued operations in the second quarter of 2003. The results of the 784 towers sold and the 68 towers held for sale are reflected as discontinued operations in accordance with generally accepted accounting principles for the three and nine month periods ended September 30, 2003, the comparable periods of 2002 and for all other purposes of this release.

Investing Activities

SBA built 3 towers and sold 137 towers, ending the quarter with 3,109 towers. SBA received approximately $48.1 million of gross cash proceeds from tower sales in the third quarter. Subsequent to quarter-end, SBA has received an additional approximately $9.4 million of gross cash proceeds in exchange for the sale of 16 towers. SBA anticipates that the final gross cash proceeds to be realized from the sale to AAT, after all potential purchase price adjustments, will be approximately $194 million. Excluding the 16 towers sold to AAT subsequent to September 30 and the 68 towers held for sale, SBA owned, as of September 30, 2003, 3,025 towers. Capital expenditures for the third quarter were $3.1 million, down from $11.6 million in the year earlier period.

Financing Activities

SBA ended the quarter with $166.9 million borrowed under its $195 million senior credit facility, $709 million of senior notes outstanding and net debt of $817.6 million. Total debt has decreased from $1.019 billion at December 31, 2002 to $875.9 million at September 30, 2003. Debt amounts as of September 30, 2003 and December 31, 2002 exclude approximately $4.7 million and $5.2 million, respectively, of deferred gain from a derivative termination. In the third quarter, SBA repurchased $25 million in principal amount of its 12% Senior Discount Notes. The Company purchased the notes in the open market and paid cash of $25.5 million, plus accrued interest. The Company also exchanged 2.85 million shares of its Class A Common Stock for $10 million in principal amount of its 10.25% Senior Notes plus accrued interest. Liquidity at September 30, 2003 was $86.4 million, consisting of $58.3 million of cash and restricted cash, and $28.1 million of availability under the credit facility. Such liquidity does not include any asset sale proceeds received subsequent to September 30, 2003.

“We were very pleased with the results of our core business, tower leasing, in the third quarter,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Site

leasing revenue, site leasing gross profit and site leasing gross profit margin were all new highs for us. Leasing activity remains solid, and our leasing backlog is growing. Services activity and backlog have also improved, but pricing continues to be challenging and services gross profit margins need to improve. On the cost side, we continued to reduce recurring overhead expense and capital expenditures. Improving our balance sheet by reducing our interest expense and deleveraging the Company remains a primary focus. We were able to make additional progress on those goals in the quarter through repurchasing more of our high-yield debt.

“While we remain cautious, we believe there are clear signs that the business environment has improved since the beginning of the year. Carrier activity and demand for both our tower space and our services business have picked up in the second half of the year. We expect continued growth in the fourth quarter in our core leasing business and believe that we will have good momentum carrying into 2004.”

Outlook

The Company has provided its Fourth Quarter 2003 and Full Year 2003 Outlook. This outlook is based on current expectations and assumptions and reflects the results of 852 towers as discontinued operations in the fourth quarter and for the full year. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements are set forth below and in the Company’s filings with the Securities and Exchange Commission.

	(in millions, except per share data)
	Quarter ending December 31, 2003			Full year 2003
Site leasing revenue	$32.5	to	$34.0	$127.0	to	$128.5
Site development revenue	19.0	to	22.0	78.0	to	81.5
Total revenues	51.5	to	56.0	205.0	to	210.0
Site leasing gross profit	22.0	to	23.5	85.5	to	87.0
Net cash interest expense	20.0	to	22.0	81.0	to	83.0
Non-cash interest expense	1.0	to	2.0	8.5	to	9.5
Adjusted EBITDA	15.5	to	17.5	62.5	to	64.5
Net loss	26.0	to	29.0	146.0	to	149.0
Net loss per share	.45	to	.60	2.75	to	3.00
Capital expenditures	3.0	to	5.0	15.0	to	17.0

Refer to the attached exhibits for a reconciliation of Adjusted EBITDA to the most comparable GAAP measures.

Conference Call Information

SBA Communications Corporation will host a conference call Tuesday, November 11, 2003 at 10:00 A.M. EST to discuss the quarterly results. The call may be accessed as follows:

Dial-in number:	800-553-0318
Conference call name:	SBA 3rd Quarter Results
Replay:	November 11, 2003 at 5:00 P.M. through November 25, 2003 at 11:59 P.M.
Replay number:	800-475-6701
Access Code:	704609
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements regarding (i) the Company’s estimate of wireless carrier activity and demand during 2003; (ii) the Company’s fourth quarter 2003 and full year 2003 guidance; (iii) the Company’s ability to sell an additional 68 towers located in its western region; (iv) the Company’s expectations regarding reducing interest expense and reducing leverage; (v) the Company’s estimates of the final gross proceeds from the sale of 784 towers to AAT; and (vi) the Company’s estimates regarding continued growth in its leasing business in the fourth quarter of 2003, improvement of the business environment and the Company’s momentum in 2004. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 31, 2003. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding wireless carrier activity and demand, 2003 guidance, the business environment, the Company’s momentum in 2004 and the Company’s expectations regarding our site leasing business, leverage and interest expense, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company’s ability to expand its site leasing business, (4) the Company’s ability to retain current lessees on towers, (5) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (6) the Company’s ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (7) the Company’s ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (8) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, and (9) the continued dependence on towers and outsourced site development services by the wireless communications industry. With respect to the Company’s ability to sell an additional 68 towers, such factors include, but are not limited to (1) the ability of the Company to identify suitable purchasers for the additional 68 towers; (2) the ability of the Company and such purchasers to enter into agreements on mutually acceptable terms; (3) the ability of the Company and such purchasers to satisfy all closing conditions and potential adjustments to the purchase price and (4) any indemnification obligations that may arise under the agreements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Information on Non-GAAP financial measures is presented below under “Unaudited Consolidated Statements of Operations.” This press release will be available on our website at www.sbasite.com through November 25, 2003.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 20,000 antenna sites in the United States.

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Site leasing	$32,160	$29,705	$94,873	$84,771
Site development	20,215	31,087	59,554	97,863

Total revenues	52,375	60,792	154,427	182,634

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	10,457	11,025	31,749	29,755
Cost of site development	19,358	25,885	54,979	79,126

Total cost of revenues	29,815	36,910	86,728	108,881

Gross profit	22,560	23,882	67,699	73,753

Operating expenses:
Selling, general and administrative	7,933	8,654	23,385	26,395
Restructuring and other charges	1,066	1,225	2,438	46,631
Asset impairment charges	50	—	10,767	25,545
Depreciation, accretion and amortization	21,066	22,193	63,472	64,173

Total operating expenses	30,115	32,072	100,062	162,744

Operating loss from continuing operations	(7,555)	(8,190)	(32,363)	(88,991)

Other income (expense):
Interest income	120	338	373	434
Interest expense	(21,534)	(13,677)	(61,177)	(40,325)
Non-cash interest expense	(1,410)	(7,327)	(7,210)	(21,423)
Amortization of debt issuance costs	(1,343)	(1,134)	(3,770)	(3,325)
Write-off of deferred financing fees and loss on extinguishment of debt	(408)	—	(5,250)	—
Other	(25)	11	(16)	(29)

Total other expense	(24,600)	(21,789)	(77,050)	(64,668)

Loss from continuing operations before provision for income taxes and cumulative effect of changes in accounting principles	(32,155)	(29,979)	(109,413)	(153,659)

Provision for income taxes	(433)	(541)	(1,368)	(1,577)

Loss from continuing operations before cumulative effect of changes in accounting principles	(32,588)	(30,520)	(110,781)	(155,236)
Gain (loss) from discontinued operations, net of income taxes	12,922	(1,153)	(9,677)	(2,752)

Loss before cumulative effect of changes in accounting principles	(19,666)	(31,673)	(120,458)	(157,988)

Cumulative effect of changes in accounting principles	—	—	(545)	(60,674)

Net loss	$(19,666)	$(31,673)	$(121,003)	$(218,662)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Basic and Diluted Loss Per Common Share Amounts:
Loss from continuing operations before cumulative effect of changes in accounting principles	$(0.62)	$(0.60)	$(2.15)	$(3.09)
Loss from discontinued operations	0.24	(0.02)	(0.18)	(0.05)
Cumulative effect of changes in accounting principles	—	—	(0.01)	(1.21)

Net loss per common share	$(0.38)	$(0.62)	$(2.34)	$(4.35)

Weighted average number of common shares	52,394	50,745	51,557	50,300

Other Data:
Adjusted EBITDA	$15,783	$15,976	$46,848	$49,218
Annualized site leasing gross profit	$86,812	$74,720

Non-GAAP Financial Measures

This press release includes disclosures regarding Adjusted EBITDA which is a non-GAAP financial measure. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, taxes, depreciation, accretion and amortization, asset impairment charges, non-cash compensation, restructuring and other charges, and other non-recurring expenses. We have included information regarding Adjusted EBITDA because we believe it is an indicator of the profitability and performance of our core operations and reflects the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Adjusted EBITDA is not intended to be an alternative measure of net loss as determined in accordance with generally accepted accounting principles. Adjusted EBITDA for the three and nine months ended September 30, 2003 and 2002 is calculated below:

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
	(in thousands)

Net loss	$(19,666)	$(31,673)	$(121,003)	$(218,662)
Cumulative effect of changes in accounting principles	—	—	545	60,674
(Income)loss from discontinued operations, net of income taxes	(12,922)	1,153	9,677	2,752

Loss from continuing operations	(32,588)	(30,520)	(110,781)	(155,236)
Interest income	(120)	(338)	(373)	(434)
Interest expense	21,534	13,677	61,177	40,325
Non –cash interest expense	1,410	7,327	7,210	21,423
Amortization of debt issuance costs	1,343	1,134	3,770	3,325
Depreciation, accretion and amortization	21,066	22,193	63,472	64,173
Asset impairment charges	50	—	10,767	25,545
Provision for taxes	433	541	1,368	1,577
Other expenses	25	(11)	16	29
Non-cash compensation (included in selling, general and administrative)	231	748	717	1,860
Restructuring and other charges	1,066	1,225	2,438	46,631
Other non-recurring expenses	1,333	—	7,067	—

Adjusted EBITDA	$15,783	$15,976	$46,848	$49,218

Adjusted EBITDA for the three months ending December 31, 2003 and full year 2003 will be calculated the same way.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues for the applicable period.

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$35,285	$61,141
Restricted cash	23,017	—
Accounts receivable, net of allowances of $2,728 and $5,572 in 2003 and 2002, respectively	18,929	36,292
Other current assets	15,255	15,554
Assets held for sale	8,479	203,325

Total current assets	100,965	316,312

Property and equipment, net	878,985	940,053
Deferred financing fees, net	22,803	24,517
Other long-term assets	33,934	22,483

Total assets	$1,036,687	$1,303,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$35,351	$30,753
Interest payable	11,293	22,919
Long-term debt, current portion	13,042	60,083
Other current liabilities	13,609	17,099
Liabilities held for sale	450	2,685

Total current liabilities	73,745	133,539

Long-term liabilities:
Long-term debt	867,598	964,199
Deferred revenue	669	703
Other long-term liabilities	3,235	1,434

Total long-term liabilities	871,502	966,336

Shareholders’ equity	91,440	203,490

Total liabilities and shareholders’ equity	$1,036,687	$1,303,365

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

UNAUDITED CONSENDSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the nine months ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(121,003)	$(218,662)
Depreciation, accretion and amortization	63,472	64,173
Other non-cash items reflected in Statements of Operations	42,903	170,202
Changes in operating assets and liabilities	(5,668)	(35,895)

Net cash used in operating activities	(20,296)	(20,182)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,211)	(64,921)
Acquisitions and related earn-outs	(2,749)	(19,567)
Proceeds from sale of towers	188,449	—
Receipt (payment) of restricted cash	(31,760)	8,000

Net cash provided by (used in) investing activities	141,729	(76,488)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase/option plans	40	259
Borrowings under senior credit facility	330,000	138,000
Repayment of senior credit facility and notes payable	(420,067)	(406)
Payment of deferred financing fees	(7,917)	(1,191)
Bank overdraft borrowings (repayments)	1,866	(11,547)
Repurchase of 12% senior discount notes	(50,275)	—
Payment of restricted stock guarantee	(936)	—

Net cash provided by (used in) financing activities	(147,289)	125,115
Net increase (decrease) in cash and cash equivalents	(25,856)	28,445

CASH AND CASH EQUIVALENTS:
Beginning of period	61,141	13,904

End of period	$35,285	$42,349

UNAUDITED SUPPLEMENTAL INFORMATION:

	For the three months ended September 30, 2003	For the nine months ended September 30, 2003
	(in thousands)

SELECTED CAPITAL EXPENDITURE DETAIL:
Tower new build construction:
Towers completed in period	$1,023	$2,085
Towers completed in prior periods	527	3,869
Work in process	120	880

	1,670	6,834
Operating tower expenditures:
Tower upgrades/augmentations	366	1,979
Maintenance/improvement capital expenditures	861	2,468

	1,227	4,447

General corporate expenditures	224	930

Totals	$3,121	$12,211